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                                                                    EXHIBIT 32.1


                       CERTIFICATE OF THE CHIEF EXECUTIVE
                          OFFICER OF GENTEX CORPORATION


Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002 (18 U.S. C. 1350):

I, Fred T. Bauer, Chief Executive Officer of Gentex Corporation, certify, to the best of my knowledge and belief, pursuant to Section 906 of the Sarbanes-Oxley Act of 2002 (18 U.S.C. 1350), that:

         (1) The quarterly report on Form 10-Q for the quarterly period ended June 30, 2003, which this statement accompanies, fully complies with requirements of Section 13(a) or 15(d) of the Securities and Exchange Act of 1934 and;

         (2) The information contained in this quarterly report on Form 10-Q for the quarterly period ended June 30, 2003, fairly presents, in all material respects, the financial condition and results of operations of Gentex Corporation.



                               GENTEX CORPORATION


Dated:   August 6, 2003            By:  /s/ Fred T. Bauer
         --------------               -----------------------------
                                   Fred T. Bauer

                              Its: Chief Executive Officer


A signed original of this written statement required by Section 906, or other documentation authenticating, acknowledging, or otherwise adopting the signature that appears in typed form within the electronic version of this written statement required by Section 906, has been provided to Gentex Corporation and will be retained by Gentex Corporation and furnished to the Securities Exchange Commission or its staff upon request.




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